Exhibit 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 12, 2005, relating to the financial statements of Riverside Manitoba Inc., formerly “Homelands Security Inc., and to the reference to our Firm under the caption “Auditors”.

/s/ Meyers Norris Penny LLP

Meyers Norris Penny LLPWinnipeg,
ManitobaCanadaJanuary
30, 2006.